Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form F-1 of Panoshan Marketing Corp. of our report dated August 24, 2005, on our audit of the financial statements of Panoshan Marketing Corp., as of June 30, 2005, and for the periods then ended.

/s/ BATEMAN & CO., INC., P.C.

Houston, Texas

January 20, 2006

Member

INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS

Offices in Principal Cities Around The World